Exhibit 3.18

AME DED AND Restated CERTIFICATE OF DESIG ATION OF UO LIVE CORPORA TIO Pursuant to Section 78.1955 of the Nevada Revised statues SERIE A PREFERRED TOCK On behalf of FINOTEC GROUP, INC., a Nevada corporation (the "Corporation'). the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"): RE OLVED, that. pursuant to the authority granted to and ,rested in the Board b) the prO\ isions of the articles of incorporation of the Corporation (the .. Articles of Incomoration·). there hereby is created. out of the Ten Million (10,000,000) shares of preferred stock. par value $0.00 I per share, of the Corporation authorized by the Corporation's Articles of Incorporation (""Preferred Stock"), Series A Preferred Stock, consisting of Tv.o Million (2,000,000) shares, which series shall have the following powers, designations, preferences and relative participating. optional and other special rights. and the following qualifications. limitations and restrictions: The specific powers, preferences, rights and limitations of the cries A Preferred tock are as follows: I . Djyjdcpd Proyjsjops. Subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred tock which may from time to time hereafter come into existence. the holders of shares of Series A Preferred tock shall be entitled to receive dividends. out of any assets legally available therefor. upon any payment of an) di"idend (payable other than in Common Stock or other securities and rights comertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common tocl-. of the Corporation) on the Common Stock of the Corporation, as and if declared by the Board of Director , as if the Series A Preferred tock had been converted into Common Stock. 2. Liquidation Pce(ecence, (a) In the event of any liquidation. dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafler come into existence, the holders of the Series A Preferred tock shall be entitled to receive. prior and in preference to any distribution of an) of the assets of the Corporation to the holder of Common tock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series A Preferred tock ( each, the "the Original lssue Price'') for each share of Series A Preferred Stock then held by them. plus declared but unpaid dividends. Unless the Corporation can establish a different Original lssue Price in connection with a panicular sale of Series A Preferred tock. the Original Issue Price shall be $0.001 per share for the Series A Preferred Stoel If, upon the occurrence of an) liquidation. dissolution or winding up of the Corporation, the assets and funds thus distributed among the holdel'\ of the Serio A Preferred Stock hall be insufficient to pennit the payment to such holders of the full oforcsrud prclercntiol amounts, then, subject to the rights of any existing series of Preferred Stock or to the righb of ony serie~ of Preferred Stock which may from time to time hereafter come into C\.1 \ tcnce, the entire assets rind funds of the corporation legally available for dbtribution shall be d1~tnhuted mtably among the holder.; of the each series of Preferred Stock m proportion to the preferential amount each such holder is otherwise entitled to receive. (b) Upon the completion of the distribution required by Section 2(a) above and any other distribution that may be required with respect to the rights of any existing cric of Preferred Stock or to the rights of any series of Preferred tock which may from time to time hereofier come into exi tence, if assets remain in the Corporation, the remaining assets shall be distributed to the holders of the Common tock until such time as the holders of the ommon tock shall have received a return of the capital originally contributed thereby. llicrcafler, if assets remain in the Corporation, all remaining assets shall be distributed to all holders of ommon tock and to each series of Preferred Stock, pro rota based on the number of hares of tock held by each (assuming conversion of all such Preferred Stock into (c) For purposes of this Section 2, a liquidation. dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related tran actions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger efTected exclusively for the purpose of changing the domicile of the orporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will. immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation ·s acquisition or sale or otherwise) hold at least li fty percent (50%) of the voting pO\\ er of the surviving or acquiring entity in approx.imately the same relative percentages after such acquisition or sale as before such acquisition or sale. (d) In any of the events specified in (c) above. if the consideratjon received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as fo llows: (i) similar restrictions on free marketability: Securities not subject to investment letter or other (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing; (8) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors. (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solel} by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value detennined as above in (i) (A), (8) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock. (iii) Ln the event the requirements of Section 2(c) are not complied with, the Corporation shall forthwith either: (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or (8) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) hereof. (iv) The Corporation shall give each holder of record of cries A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction. or twenty (20) days prior to the closing of such transactio°' whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (JO) days after the corporation has given notice of any material changes provided for herein; provided, however, that time periods set forth in this paragraph may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred tock. 3. Redemptjon. The Series A Preferred tock shares are nonredeemable other than upon the mutual agreement of the Company and the holder of shares to be redeemed, and even in such case only to the extent permitted by this Certificate of Designation. the Corporation's Articles of Incorporation and applicable law. 4. Conversion. The holders of the Series A Preferred Stock, shall have conversion rights as follows (the "Conversion Rights"): (a) Rjght to Convert. Subject to Section 4(c), each share of cries A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number offully paid and nonassessable shares of Common Stock as is detennined by dividing the Original Issue Price of the Series A Preferred Stock by the Series A Conversion Price applicable to such share, detennined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share shall be $0.0000 I for shares of Series A Preferred Stock. (b) Automatic Convecion. Each share of Series A Preferred tock shall automatically be converted into shares of Common Stock at the applicable Series A Conversion Price in effect for such share immediately upon the earlier of (i) except as provided below in ection 4(c), the Corporation's sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended; (ii) a liquidation, dissolution or winding up of the Corporation as defined in section 2(c) above but subject to any liquidation preference required by section 2(a) above; or (iii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred tock. (c) Mechanjcs of Conyersjon. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock. and shall give written notice to the Corporation at its principal corporate office. of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of I 933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering. in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities. (d) Conversion Price Adjustments of Preferred Stock (or Certajn Splits. The Series A Conversion Price shal l be subject to adjustment from time to time as follows: ( i) In the event the corporation should at any time or from time to time after the purchase date with respect to any share of Series A Preferred tock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the detennination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as '·Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series sh al I be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common tock Equivalents determined from time to time as provided in Section 4(d)(iii) below. (ii) If the number of shares of Common Stock outstanding at any time after the purchase date of any shares of Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, the Series A Conversion Price shall not be increased or adjusted and the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall not be decreased or adjusted. this ection 4(d): (iii) The following provisions shall apply for purposes of (A) The aggregate maximum number of shares of Common tock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisabi lity, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued. (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equi valents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adj ustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities. (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A Conversion Price. to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents. (e) Other Distrjbytjons. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the detcnnination of the holder., of Common tock of the corporation entitled to recei,e such distribution. (f) RecapjtaHzatjops. lf at an) time or from time to rime there shall be a recapitalization of the Common tock (other than a subdivi ion. combination or merger or sale of assets transaction provided for else\\here in this ection 4 or ection 2) prO\ i ion shall be made so that the holders of the cries A Preferred tock shaJI thereafter be entitled to recei,e upon conversion of the cries A Preferred tock the number of shares of stocl.. or other securities or property of the Compan) or otheC\\ ise, to which a holder of Common tock delherable upon comersion \\Ould have been entitled on such recapitalization. ln an} such case. appropriate adjustment shall be made in the application of the provision of this ection 4 \\ith respect to the right of the holders of the cries A Preferred Stock after the recapitalization to the end that the provisions of this cction 4 (including adjustment of the eries A Conversion Price then in effect and the number of shares purchasable upon conversion of the cries A Preferred tock) shall be applicable after that event and be as nearly equivalent as practicable. (g) No Impajrntcnt. The Corporation "ill noL b:> amendment of its Articles of Incorporation or through any reorganization, recapitalization. transfer of assets. consolidation. merger, dissolution. issue or sale of securities or any other , oluntary action. a, aid or seek to avoid the observance or perfonnance of any of the tenns to be observed or perfonned hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as ma) be necessary or appropriate in order to protect the Conversion Rights of the holders of the cries Preferred tock against impainnent. (h) No Fract;onat Shares and Certjficnte as to Adjustments. (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred tock. and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of cries A Preferred tock the holder is at the time converting into Common tock and the number of shares of Common Stock issuable upon such aggregate conversion. (ii) Upon the occurrence of each adjustment or readjustment of the cries A Con ersion Price pursuant to this ection 4. the Corporation. at it expense. shall promptly compute such adjustment or readjustment in accordance "ith the tern, hereof and prepare and furnish to each holder of cries A Preferred tock a certificate setting forth such adj ustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written requc t at any time of any holder of cries A Preferred lock furnish or cause to be furnished to such holder a like certificate etting forth (A) such adjustment and readj ustment, (B) the Serie A Conversion Price for the cries A Preferred Stock at the time in effect, and (C) the number of shores of Common tock and the amount, if any, of other property which at the time would be received upon the con ersion of a share of cries A Preferred Stock. (i) Notjc;s:s or Res;ord Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of detennining the holders thereof who arc entitled to receive any dividend (other than a cash dividend) or other distribution. an) right to subscribe for. purchase or otherwise acquire any shares of stock of an) class or an) other securities or property, or to recei"e any other right, the Corporation shall mail to each holder of cries A Preferred Stock. at least 20 days prior to the date specified therein. a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. G) Resenratiou or Stock Issuable Upon Cogyersjop. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock. solel) for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock , in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel. be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. (k) ~-Any notice required by the provisions of this Section 4 to be given Lo the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. 5. Votipg Rjghts. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be pennitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). 6. Protective Proyjsjogs. Subject to the rights of a series of Preferred Stock which may from time to time come into existence, so long as at least an aggregate of200,000 shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) amend or repeal any provision of the Company's Articles of Incorporation or bylaws if such action would materially and adversely change the rights, preferences or privileges of the Series A Preferred Stock; (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; or (c) redeem shares of Common Stock (other than shares repurchased upon termination of an officer, employee or director pursuant to a restricted stock purchase agreement). 7. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be re-issuable by the corporation. IN WITNESS Wl IEREOF, the undersigned has duly signed this Designation as of this I 5th day of June, 2020. By: